Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

REGISTRATION STATEMENT

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(Form Type)

COEPTIS THERAPEUTICS, INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value share, held by selling stockholders	Rule 457(c)	7,952,334	$2.35(2)	$18,687,984.90	$92.70 per $1,000,000	$1,732.38
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, underlying warrants held by selling stockholders	Rule 457(c)	7,856,766	$2.35(3)	$18,463,400.10	$92.70 per $1,000,000	$1,711.56
Fees Previously Paid	N/A	N/A	-	-	-	-		-

Carry Forward Securities
Carry Forward Securities	N/A	N/A	-	-		-			-	-	-	-
	Total Offering Amounts					$37,151,385		$3,443.93
	Total Fees Previously Paid							$7,583.27
	Total Fee Offsets							$3,443.93
	Net Fee Due							$0

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Shares of the registrant’s common stock are eligible for trading on the over-the-counter market. The maximum price per share is based on the average of the $2.49 (high) and $2.20 (low) sale price of the registrant’s common stock as reported on the over-the-counter market on May 20, 2022.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The maximum price per share is based on the average of the $2.49 (high) and $2.20 (low) sale price of the registrant’s common stock as reported on the over-the-counter market on May 20, 2022.